A003
Document No.: A101A110025

Cash Flow Loan Contract
[Seal Hubei Minkang Pharmaceutical Co., Ltd. Department of Administration]

Bank of Communications Co., Ltd

Translator’s Declaration:

I, Certify that I have carefully read the original Simplified Chinese document AND I confirm that this translation is a true and accurate English version of such original to the best of my knowledge and belief.

Zhao Zheng           /s/ Zhao Zheng
Certified Translator (Canada)
Certified Member in good standing Status: Society of Translators and Interpreters of British Columbia (S.T.I.B.C. www.stibc.org),
Membership Number No: 04-10-2471

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

Document No.: A101A110025

Cash Flow Loan Contract

IMPORTANT NOTICE BORROWER: PLEASE CAREFULLY READ ALL ARTICLES IN THIS CONTRACT, ESPECIALLY ARTICLES MARKED WITH ▲▲. FOR ANY QUESTION, PLEASE REFER TO THE LENDER FOR EXPLANATIONS IN A TIMELY MANNER.

Borrower: Hubei Minkang Pharmaceutical Co., Ltd.
Legal representative (Principal): Gu Shuhua
Statutory address: No.51 Bingjiang Road, Xiba, Yichang City
Mailing address: Same as above

Lender: Bank of Communications Co., Ltd, Yichang Branch
Principal: Ye Fenggao
Mailing address: No.22 Fourth Shengli Road, Yichang City

Whereas, the Borrower wishes to apply for a cash flow loan from the Lender; to define the rights and obligations of both parties, the Borrower and Lender hereby enter into this Contract on the basis of mutual consent.

Article 1	Loan

1.1 Currency: Chinese Yuan.
1.2 Amount (in written form): RMB TEN MILLION ONLY.
1.3 Loan under this Contract shall only be used for the purpose of cash flow (for example: paying electrical bills).
1.4 The term of this loan shall not exceed 12 months, starting from the date of first issuance of loan funds, and shall expire on June 21, 2013.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

Article 2	Interest rate and method of calculation of interest

2.1     The interest rate in paragraph (2) below shall under this Contract:
(1) With respect to fixed interest rate for RMB loans, the interest rate shall adopt the ☐ benchmark interest rate ☐ / upward adjusted benchmark interest rate ☐ / downward adjusted benchmark interest rate, at the time ☐ this Contract comes into effect ☐ first loan issuance date ☐ actual loan issuance date (where the loan is issued in installments, the actual issuance date shall be the issuance date for each installment loan) (term), and during the term of this Contract the interest rate shall not be adjusted.
(2) With respect to floating interest rate for RMB loans, the following specific terms shall apply:
① The interest rate shall adopt the one year (term) ☐ benchmark interest rate ☑ 5% upward adjusted benchmark interest rate ☐ / downward adjusted benchmark interest rate, at the time ☐ this Contract comes into effect ☐ first loan issuance date ☑ actual loan issuance date (where the loan is issued in installments, the actual issuance date shall be the issuance date for each installment loan).
② Where during the term of this Contract the benchmark interest rate is adjusted by the People’s Bank of China, the sixth method below shall be adopted to determine the adjustment date for interest rate under this contract. As from the adjustment date for interest rate, the Lender shall have the right to implement the adjusted interest rate in accordance with the applicable interest rate level on the adjustment date for interest rate under this Contract, and the upward (downward) adjustment range shall remain the same.

a.  The date on which the People’s Bank of China adjusts interest rate shall be the adjustment date for interest rate under this Contract;
b.  The date on which it has been a whole ☑ month ☐ quarter ☐ half a year ☐ one year from the actual loan issuance date (where the loan is issued in installments, ☐ first loan ☐ the issuance date for each installment loan, shall apply) shall be the adjustment date for interest rate under this Contract;
c.	/

③ Where the benchmark interest rate after adjustment by the People’s Bank of China becomes floating interest rate or the benchmark interest rate is cancelled, both parties shall conduct consultations to agree on the adjustment of loan interest rate under this Contract; however, the adjusted interest rate shall not be lower than the applicable interest rate at that time; if both parties fail to agree on the adjusted interest rate more than one month after the adjustment date of interest rate by the People’s Bank of China, the Lender shall have the right to declare early expiry for all loans under this Contract.

(3).     ______/_____ (Foreign currency) interest rate                     /                        ;

2.2      Daily interest rate= monthly interest rate /30 and monthly interest rate=annual interest rate/12.

2.3      Method of Calculation of interest

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

2.3.1  Normal interest = agreed interest rate under this Contract x loan issuance amount x number of days that have elapsed. Number of days that have elapsed shall be counted from the loan issuance date to the expiry date.

2.3.2  The penalty interest for overdue loans and misappropriated loans shall be calculated on the basis of amount overdue or misappropriated and actual number of days (counting from the day when the loan becomes overdue or is misappropriated until the day when principal and interest thereof are repaid). Where the loan is denominated in the Chinese Yuan, the penalty interest rate for overdue loans shall be upward adjusted 50% on the basis of agreed-upon interest rate under this Contract, and the penalty interest rate for misappropriated loans shall be upward adjusted 100% on the basis of agreed-upon interest rate under this Contract; where the People’s Bank of China adjusts benchmark interest rate after the floating interest rate loan becomes overdue or is misappropriated, the Lender shall have the right to adjust the penalty interest rate under this Contract accordingly, and the new penalty interest rate shall apply from the adjustment date of interest rate by the People’s Bank of China. Where the loan is denominated in foreign currencies, the penalty interest rate shall be upward adjusted     /     on the basis of agreed-upon interest rate under this Contract.

2.4      The interest of loans under this Contract shall be settled in accordance with the method (2) method below, and the principal as well as any interest accrued thereof shall be repaid together when the loan expires in the end. The interest settlement date shall be the interest payment date:
(1) The interest shall be settled on the 20th day of the last month of each quarter;
(2)The interest shall be settled on the 20th day of each month;
(3)                    /                             .

2.5     Where the Borrower pre-pays loans or the Lender recovers loans in advance in accordance with the terms and conditions under this contract, the applicable interest rate level shall not be adjusted and the agreed-upon interest rate under this Contract shall continue to apply.

2.6     Other agreements on interest rate
/
/

Article 3	Issuance and payment of loans

3.1     The Borrower may draw on loan funds in installments; however, the sum of the loan funds drawn each time shall not exceed the agreed-upon amount under Article 1. Loan funds drawn by the Borrower shall comply with the terms of the following loan issuance plan.

Issuance date	Issuance amount
May 5, 2011	RMB TEN MILLION ONLY(amount in written form)
MM/DD/YYYY	/	(amount in written form)

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

MM/DD/ YYYY	/	(amount in written form)
MM/DD/ YYYY	/	(amount in written form)

▲▲3.2        The Lender shall have the right to refuse to issue loans before all the following conditions have been met:
(1) The Borrower has completed applicable statutory procedures such as governmental permit, approval, registration and other procedures required by the Lender; and the foregoing permit, approval or registration continue to be in effect;
(2) The guarantee contract (if any) under this Contract has come into effect and continues to be in effect; where the guarantee contract is a pledge contract/or impound contract, security interest has been created and continues to be in effect;
(3) No significant adverse changes have occurred to the business and financial status of the Borrower;
(4) The Borrower has not breached agreements under this Contract;
(5) The payment method of loan funds conforms with the terms and conditions under this Contract; where the loan funds are paid by the Lender in trust, the Lender agrees to pay;
(6) Where the loan drawn-on is denominated in foreign currencies, the Borrower has opened applicable accounts in accordance with foreign exchange control regulations and has provided documents proving that the loan in question complies with relevant foreign exchange policies, including but not limited to, valid certificate of use of foreign exchange, registration, verification and approval documents;
(7) The Borrower has designated accounts for return of funds as required by the Lender and signed an account management agreement.

3.3    The Borrower hereby designates the account below as the loan account, which □ is ☑ is not the special loan account opened with the Lender by the Borrower.

Account name:	Hubei Minkang Pharmaceutical Co., Ltd
Account number:	425070001018170065750
Bank:	Bank of Communications Gezhouba Branch

Where a special loan account is opened, the issuance and payment of loan shall be conducted through this account. This account shall only be used to issue funds of loans and make outbound payments, and only vouchers of “Application Form for Settlement Services” shall be sold with respect to this account. No business transactions such as check, bill of exchange, bank accepted bill of exchange may be processed with respect to this account; neither may this account be used for other settlements. When the Borrower transfers loan funds from this account for his own payment, of the business transaction must be done at the branch where the account is opened. The deposit interest of this account shall be entered into the repayment account of the Borrower.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

3.4              Before each withdrawal, the Borrower shall proceed with relevant withdrawal procedures at least three bank working days in advance and specify a payment method (payment by the Lender in trust or payment by the Borrower at its own discretion); only one method may be applied to each withdrawal.

3.5              Payment by the Lender in trust shall mean that the Lender, in accordance with the “Authorization Letter for Payment in trust” of the Borrower, directly pays the loan funds to the Borrower’s transaction counterpart which is consistent with the use of loans agreed to under this Contract through Borrower’s loan account after the loan funds are issued in accordance with the terms and conditions under this Contract.

Where any of the conditions below is satisfied, method of payment by the Lender in trust shall be adopted:
(1) The amount of single payment exceeds RMB FOUR MILLION ONLY (this amount shall be the limit for payment by the Borrower at its own discretion).
/
/

Where the method of payment by the Lender in trust is adopted, the Borrower shall provide the Lender with an “Application Letter for Withdrawal”, “Authorization Letter for Payment in Trust” according to Lender’s format, loan notes, applicable payment notes and other materials required by the Lender (including but not limited to transaction materials like business contracts, invoices, and receipts of goods), specify the amount of loan drawn-on and payee as well as the amount of payment; the amount of loan drawn-on shall be equal to the total amount that needs to be paid.

Where the Borrower’s proposed payment is not in compliance with the terms and conditions under this Contract or applicable business contracts or is non-conforming in any other way, the Lender shall have the right to refuse the payment and return the “Authorization Letter for Payment in Trust” submitted by the Borrower.

Where the Lender consents to the payment, if the outbound payment fails or rebound back due to incorrect information provided by the Borrower, the Borrower shall re-submit relevant documents and materials with correct information within a period specified by the Lender. The Lender shall not be responsible for losses incurred by the Borrower as a result of failed payments.

3.6     Payment by the Borrower at its own discretion shall mean that after the Lender issues the loan funds to the loan account of the Borrower in accordance with the terms and conditions under this Contract, the Borrower will, at its own discretion, pay the loan funds to Borrower’s transaction counterpart which is consistent with the use of loan agreed to under this Contract.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

Where the method of payment by the Borrower at its own discretion is adopted, the Borrower shall provide the Lender with an “Application Letter for Withdrawal”, loan note, description of usage of funds and other materials required by the Lender. The Borrower shall, within fifteen days after the issuance of the loan, summarize the payment of loan funds and report the information to the Lender. The Lender shall have the right to verify whether the payment of loan funds is in compliance with the agreed-upon purpose, not through analysis of the account, inspection and verification of documents, but on-site investigation and the Borrower shall cooperate with the Lender’s verification efforts.

3.7      The actual issuance date of loan funds and the issuance amount shall be based on the records on the Loan Note.

Article 4        Repayment of loan

4.1      The Borrower shall repay the loan in a timely manner in accordance with the due date agreed to under Article 1.4 and the plan below; if the due date recorded on the Loan Note is inconsistent with the terms and conditions under this Contract, the records on the Loan Note shall prevail:

Repayment date	Repayment amount
May 5, 2012	RMB TEN MILLION ONLY	(amount in written form)
MM/DD/YYYY/;	/	(amount in written form )
MM/DD/YYYY/;	/	(amount in written form)
MM/DD/YYYY/;	/	(amount in written form)

▲▲4.2        Without written consent of the Lender, the Borrower shall not make any pre-payment of the loan.

4.3     The Borrower shall designate:

(1) The following account as the repayment account:
Account name:	Hubei Minkang Pharmaceutical Co., Ltd
Account number:	425070001018170065750
Bank:	Bank of Communications Gezhouba Branch

(2) The following account as the account for the return of funds:
Account name:	Hubei Minkang Pharmaceutical Co., Ltd
Account number:	425070001018170065750
Bank:	Bank of Communications Gezhouba Branch

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

▲▲Article 5    Representations and warranties by the Borrower

5.1     The Borrower is duly incorporated and exists with all necessary capacity for rights, and is able to perform its obligations under this contract and assume civil liabilities in its own name.

5.2     Execution and performance of this Contract shall reflect the real intentions of the Borrower and all necessary consent, approvals and authorization have been obtained without any contravention in law.

5.3     The production and business operations of the Borrower comply with legal and regulatory provisions and the Borrower has the capacity to operate continuously; the Borrower has legitimate repayment sources and is free of major adverse credit history. The senior management of the Borrower is free of adverse history.

5.4     All the documents, statements, materials and information provided by the Borrower to the Lender during the execution and performance of this Contract are true, correct, complete and valid; the Borrower has not hidden any information that may affect its financial status and repayment capabilities from the Lender and no significant adverse change has happened to the financial status of the Borrower since the latest report date for financial statements.

5.5     When this Contract is signed, the Borrower is not guarantor’s shareholder or the “actual controller” within the definition under the Company Law, and the Borrower has no plan to become a shareholder or actual controller of the guarantor.

Article 6       Rights and Obligations of the Lender

6.1      The Lender shall have the right to recover the principal of loan, interest (including compound interest, penalty interest for overdue and misappropriated loan) in accordance with the terms and conditions under this Contract, charge fees payable by the Borrower. The Lender shall, at its own discretion, have the right to recover the loans in advance in consideration of the return of funds of the Borrower, and exercise other rights provided by law or agreed to under this Contract.

6.2      During the performance of this Contract, the Lender shall only carry out preliminary inspection of the materials provided by the Borrower. Where the Lender fails to complete the payment in trust in a timely manner as a result of untrue, incorrect or incomplete materials provided by the Borrower, or the Borrower makes payment in contravention of agreements under this Contract, the Lender shall not be required to assume any liability.

6.3      Where the issuance of loan funds or payment fails as a result of the loan account or payees’ account designated by the Borrower being frozen or any other reason, the Lender shall not be required to assume any liability.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

Article 7      Obligations of the Borrower

7.1     The Borrower shall repay the principal of loan under this Contract and pay interest in accordance with the time, amount and currency agreed to under this Contract.

The account for the return of the funds designated by the Borrower shall be used to receive corresponding sales incomes or planned repayment funds; where the corresponding sales incomes are settled by non-cash method, the Borrower shall ensure timely transfer of the income funds to the account for the return of funds after receipt thereof. The Borrower shall provide information about the inflow and outflow of the account for return of funds as required by the Lender.

7.2     The Borrower shall put the loan to use that has been agreed to under this Contract and shall not divert the loan under this Contract to other uses, or use the loan for fixed asset investment, equity investment or for production, operation fields and purposes forbidden by the state.

The Borrower shall draw on the loan funds as agreed to and shall not evade the method of payment by the Lender in trust by breaking a single large amount payment into several lower amount payments; where the method of payment by the Borrower at its own discretion is adopted, the payment of loan funds shall comply with the terms and conditions under this Contract.

▲▲7.3         The Borrower shall be responsible for costs and expenses under this Contract, including but not limited to cost and expenses for notarization, appraisal, evaluation and registration.

The Borrower shall bear settlement fees for payment of loan funds (including payment by the Lender in trust and payment by the Borrower at its own discretion) and pay in full applicable fees in a timely manner in accordance with charged items, rate and time stipulated by the Lender.

Where the loan account is a special loan issuance account, when the loan funds is paid (including payment by the Lender in trust and payment by the Borrower at its own discretion) and if the funds receipt account is not an account opened with the Bank of Communications, then the payment of funds may be processed through the payment system of the People’s Bank of China or the same city interchange system.

Where the loan account is not a special loan issuance account, when the loan funds is paid (including payment by the Lender in trust and payment by the Borrower at its own discretion) and if the funds receipt account is an account opened with another bank in a different place, then the payment of funds shall all be processed through the payment system of the People’s Bank of China.

▲▲7.4         The Borrower shall follow the Lender’s business policies and operation practices related to the process of loan business, including but not limited to, cooperation with the Lender in the management of loan payments, supervision and inspection of the use of loan and the business operations of the Borrower, timely provision of all financial statements, records and materials about the use of loan funds, information about related parties and transaction with related parties, other materials and information as required by the Lender. The Borrower shall guarantee that the documents, materials and information provided are true, complete and correct.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

▲▲7.5        In the event of any of the following circumstances, the Borrower shall notify the Lender in writing at least 30 days in advance, and before repaying principal and interest of loan under this Contract or providing a repayment plan and guarantee acceptable to the Lender, the Borrower shall refrain from taking any of the following actions:
(1) Sell, give as a gift, rent, lend, transfer, mortgage, pledge or dispose of all or significant portions of assets or important assets in any other ways;
(2) Significant changes may occur to the operation system or organization’s form of property rights, including but not limited to, contracting, lease, joint operation, corporate system reform, joint stock cooperative system reform, combination (merger), joint venture (cooperation), dismantlement, establishment of subsidiary, transfer of equity, transfer of property rights and reduction of registered capital;
(3) External investment exceeds RMB     /      or debts financing increases by RMB /       .

▲▲7.6        The Borrower shall notify the Lender in writing within 7 days from the date on which any of the following events transpire or may happen:
(1) The Borrower or its related party modifies articles of association, change registration information for industrial and commercial enterprises like company name, legal representative (principal), domicile, mailing address or business scope, and etc.; makes decision that has important impact on its financial status and personnel;
(2) The Borrower, its related party or guarantor plans to apply for bankruptcy or may be applied for or has been applied for bankruptcy by Creditors;
(3) The Borrower or its related party is involved in any major lawsuit, arbitration, administrative measures, or its main assets or the safety and good conditions of collateral under this Contract are affected or may be affected, or impaired in value or may be impaired in value;

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

(4)   The Borrower or its related party provides guarantee for a third party and its own economic condition, financial status or capabilities to perform obligations under this Contract are thus significantly and adversely affected;
(5)   The Borrower or its related party signs contract that has significant impact on its operations and financial status;
(6)   The Borrower, its related party or guarantor is shut down, discontinued, dissolved, suspended for adjustment of business; dismissed or its business license is revoked;
(7)   The Borrower or its related party, individual person as major investor of the Borrower or its related party, the legal representative (principal), director or major management personnel of the Borrower or its related party is missing, involved in illegal or irregular activities, or violates applicable stock exchange rules or abnormal changes take place;
(8)   The operation of the Borrower or its related party falls into serious difficulties; its financial status deteriorates; or occurrence of any other events that negatively affect the operation, financial status or debt-paying ability of the Borrower or its related party;
(9)   Occurrence of related transaction and the amount of the transaction reaches or exceeds 10% of the recently-audited net assets;
(10) Before repayment of all debts under this Contract, the Borrower becomes or may become the shareholder or the “actual controller” of the guarantor within the definition under the Company Law;
(11) The Borrower or its related party causes accidents by violation of laws and regulations, regulatory provisions, state policies or industry standards; or its violations are exposed by the media;
(12) The relationship of control between the Borrower and its related party changes;
(13) Occurrence of other major adverse events that affect the repayment ability of the Borrower or its related party.

▲▲7.7        If any change that affects the Creditor’s right adversely happens to the guarantee under this Contract, the Borrower shall provide other guarantees acceptable to the Lender in a timely manner as required.

The “change” referred to under this paragraph shall include, without limitation: combination, dismantlement, shutdown, closedown, dissolution of guarantor; suspension for adjustment of business; the guarantor is cancelled; its business license is revoked; the guarantor applies for or is applied for bankruptcy; significant changes to the operation or financial status of the guarantor; the guarantor is involved in major lawsuit, arbitration, administrative measures, or its main assets are subject to property preservation or other mandatory measures; the value of the guaranty is reduced or may be reduced or the guaranty is subject to mandatory measures like property maintenance; the safety and goods condition of the guaranty is affected or may be affected; guarantor or its legal representative (principal), director or major management personnel is involved in illegal or irregular activities, or violates applicable stock exchange rules; where the guarantor is an individual person, the guarantor is missing, deceased (declared deceased); the guarantor breaches the guaranteed contract; disputes between the guarantor and the Borrower; the guarantor demands dissolution of the guaranteed contract; the guarantee contract fails to enter into force or is annulled or cancelled; security interest is not created or is annulled; or any other events that affect the security of the Creditor’s right of the Lender.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

7.8     The Borrower undertakes that before all the principal and interest of loans as well as relevant costs and expenses under this Contract are repaid in full, the financial indicators of the Borrower shall comply with agreements below at all times:
(1)	/
(2)	/
(3)	/

Article 8       Other matters in agreement

The Borrower promises to use the agreed form of payment within the payment limit in prescribed manner.
[seal] Hubei Minkang Pharmaceutical Co., Ltd.
[seal] Special seal for contracts of Bank of Communications Co., Ltd. Yichang Branch

▲▲Article 9 Early expiry of the loan

9.1     Occurrence of any of the following circumstances shall be deemed to be “early expiry event” under this Contract:
(1) Representations and warranties made by the Borrower under Article 5 are not true;
(2) The Borrower breaches any terms and conditions under this Contract;
(3) Any circumstance listed under Article 7.6 that needs to be notified actually takes place and the Lender believes such circumstance will affect the security of its Creditor’s right;
(4) Where the Lender, in consideration of the return of funds of the Borrower, believes that the Borrower needs to repay the principal and interest of the loan ahead of schedule;

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

(5) Where the Lender’s issuance of loan in accordance with the terms and conditions under this Contract constitutes or may constitute violation of regulatory provisions due to changes to regulatory policies;
(6)The Borrower breaches contract during its performance of other contracts entered into between the Borrower and the Lender or contract entered into between the Borrower and a third party; early expiry has been or may be declared for the debts.

9.2     The Lender shall have the right to take one, several or all of the following measures upon occurrence of any “early expiry event”:
(1) Suspend issuance of loan yet to be drawn-on by the Borrower;
(2) Suspend payment of loan which has been drawn-on by the Borrower but yet to be used;
(3) Require the Borrower to consult with the Lender on supplemental conditions for issuance and payment of loan within stipulated time period;
(4) Require the Borrower to change the method of payment as required by the Lender;
(5) Declare unilaterally early expiry for all principal of loan already issued under this Contract and demand immediate repayment of all principal of loan due and settlement of interest in full.

▲▲Article 10  Breach of Contract

10.1   Where the Borrower fails to repay the principal of the loan and pay interest in full in a timely manner, or fails to use the loan for agreed-upon purposes, the Lender shall calculate and charge interest in accordance with the penalty interest rate for overdue loan or misappropriated loan and shall calculate and charge compound interest on unpaid interest due.

10.2   Where the Borrower fails to repay the principal of loan and pay interest in full in a timely manner, it shall be liable for costs and expenses for the recovery, lawsuit (or arbitration), preservation, announcement, enforcement, attorney, travel and other fees paid by the Lender for realization of Creditor’s right.

10.3   If the Borrower evades supervision of the Lender, defaults on repayment of the principal of the loan and interest, or maliciously evades performance of debts, the Lender shall have the right to report such acts of the Borrower to competent authorities and have it publicized in the media.

▲▲Article 11  Deduction agreement

11.1   The Borrower shall authorize the Lender to deduct funds from any of Borrower’s accounts opened with the Bank of Communications for repayment if any principal of the loan, interest, penalty interest, compound interest or other fees fall due or become payable.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

11.2   After deduction, the Lender shall notify the Borrower of account number, loan contract number, Loan Note number involved in the deduction, amount deducted and the amount of remaining debts.

11.3   If the amount obtained from the deduction is not sufficient to repay all debts of the Borrower, it shall be used to pay unpaid fees due first. Where the principal and interest are overdue for less than 90 days, the balance after payment of fees shall be used to pay due interest or penalty interest, compound interest unpaid first, and then repay the due principal unpaid; where the principal or interest are overdue for more than 90 days, the balance after payment of fees shall be used to repay the due principal unpaid first and then pay due interest or penalty interest, compound interest unpaid.

11.4   Where the currency of funds obtained from the deduction is different from that of the debts that need to be repaid, it shall be converted in accordance with the exchange rate quoted by the Bank of Communications at the time of the deduction.

Article 12      Notice

12.1   The contact information (including mailing address, contact telephone, fax number, and etc.) filled in this Contract by the Borrower shall all be true and valid. If any of the contact information changes, the Borrower shall immediately mail/deliver the changed information in writing to the mailing address filled in this Contract by the Lender. Such change of information shall only be valid if the notice of change is actually received and relevant records are revised accordingly by the Lender.

12.2   Except that this Contract expressly provides for otherwise, the Lender shall have the right to adopt any of the following methods with respect to any notice by the Lender to the Borrower. The Lender shall have the right to choose any method of notice it deems appropriate and in no event shall the Lender be responsible whatsoever for any delivery mistake, omission or delay with respect to the mail, fax, telephone or any other communication systems. Where the Lender chooses multiple methods of notice, the one that reaches the Borrower first shall prevail.
(1) Announcement, the date on which the Lender publishes the announcement on its website, online banking, telephone banking or business branches shall be deemed as the date served;
(2) Delivery in person, the date on which the Borrower signs and receives shall be deemed as the date served;
(3) Mail delivery (including express mail, regular mail, registered mail ) to the Lender’s last-known mailing address of the Borrower, the third day (same city)/fifth day(different cities) after the date on which the mail is posted shall be deemed as the date served;

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

(4) Delivery by fax or other electronic communication methods to the Lender’s last-known fax number or electronic communication address of the Borrower, the delivery date shall be deemed as the date served

▲▲Article 13   Disclosure and confidentiality of information

13.1    The Lender shall be responsible for keeping confidential the trade secrets or other information and materials of the Borrower which are marked with confidentiality requirements in writing, except for the following circumstances:
(1) Where the disclosure is required by applicable laws and regulations or listing rules;
(2) Where the disclosure is required by judicial authority or governmental authority;
(3) Disclosure to external professional advisor of the Lender;
(4) Disclosure by the Lender with the consent or authorization of the Borrower.

13.2    The Borrower shall agree that the Bank of Communications may use or disclose all the information and materials related to the Borrower in the following circumstances, including without limitation to, basic information about the Borrower, information about the credit facilities transaction, other relevant information and materials, and the Borrower shall be willing to assume all consequences thus incurred:
(1) Disclose to the outsourcing entities, third party service providers, other financial institutions and other institutions or individuals to whom the disclosure is deemed necessary by the Lender, including but not limited to, other affiliates of the Bank of Communications or wholly-owned or partly-owned subsidiaries of the Bank of Communications, and allow them to use such information and materials for the following purposes: ①for the purpose of conducting loan business or in connection with loan business, such as promotion of loan of the Bank of Communications, recovery of default payment of the Borrower, assignment of Creditor right to the loan and etc.; ②for the purpose of provision or possible provision of new product or service, or furtherance of provision of service to the Borrower by the Lender; ③for the purpose of better preservation, management and enhancement of customer relations;
(2) Provide such information and materials to the Credit Reference Centre under the People’s Bank of China and other credit institutions or credit information database approved to be established by the People’s Bank of China;
(3) Use for the purpose of business operation, management, statistics, analytics and risk control or allow a third party to use such information and materials on the basis of confidentiality.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

Article 14    Governing law and dispute settlement

This Contract shall be governed by the law of the People’s Republic of China. Any disputes under this Contract shall be settled through lawsuit filed with a competent court of the Lender’s domicile. During the dispute period, both parties shall continue to perform other clauses not involved in the dispute.

Article 15        Miscellaneous

▲▲15.1  The Borrower shall agree that the Lender may check and keep records of the credit information about the Borrower for the purpose of loan application and post-loan management.

▲▲15.2  Where the issuance or payment of loan fails to be conducted in a timely manner due to Force Majeure, communication or network malfunction, system malfunction of the Lender and etc, the Lender shall not be required to assume any liabilities; however, it shall notify the Borrower of the situation in a timely manner.

15.3    The format of Application Letter for Withdrawal, Authorization Letter for Payment in Trust and Loan Note signed by both parties, and relevant documents and materials confirmed by both parties shall all constitute an integral part of this Contract.

15.4    Terms like “related party”, “related transaction” and “individual as major investor” referred to under this Contract shall have the same meanings as in the No.36 Accounting Standards for Enterprises—Disclosure of Related Party (FA [2006] No.3) enacted by the Ministry of Finance and subsequent amendments of such Standards.

15.5    This Contract shall go into effect after the legal representative (principal) or authorized representative of the Borrower signs (or stamps) and affixes official seal, and the principal or authorized representative of the Lender signs (or stamps) and affixes official seal on this Contract.

15.6    This Contract shall be executed in three originals with each party holding one copy and the guarantor (if any) holding another copy.

Attachment: Format of Application Letter for Withdrawal
(Intentionally left blank)

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

The Borrower has carefully read the foregoing articles and the Lender has made explanations as per the Borrower’s request. The Borrower agrees with all the content under this Contract.

Borrower (Official seal)
[seal] Hubei Minkang Pharmaceutical Co., Ltd.

Legal representative (principal) or authorized representative
(Signature /stamp)
[seal] Seal of Gu Shuhua

Execution date: May 5, 2011

Lender (Official stamp)
[seal] Special Seal for Contracts of Bank of Communications Co., Ltd. Yichang Branch

Principal or authorized representative
(Signature /stamp)
[seal] Seal of Ye Fenggao

Execution date: May 5, 2011

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”

Attachment:	Document Number: TKA101A110025

Application Letter for Withdrawal

To Bank of Communications Co., Ltd. Yichang Branch (hereinafter referred to as the “Bank”),

In accordance with the terms and conditions under the Loan Contract (hereinafter referred to as the “Contract”) numbered A101A110025 entered into between both parties, we now apply for drawing-on the credit facilities under the Contract as follows:

1. Currency: Chinese Yuan; Amount (in written form): RMB TEN MILLION ONLY.
2. Payment method:
☑ Payment in trust. For details please refer to “Authorization Letter for Payment in trust” numbered WTA101A110025.
☐ Payment at one’s own discretion. Usage / .

1.    This Application Letter supplements the Contract. Unless agreed to otherwise under this Application Letter, the rights and obligations of both parties as well as relevant matters shall be implemented in accordance with the terms and conditions under the Contract.

2.    We guarantee that the representations and warranties under the Contract shall continue to be in effect; where the method of payment at one’s own discretion is adopted, the amount of each payment shall be the limit for payment under one’s own discretion. As of the application date, there is no such “early expiry event” as agreed to under the Contract with respect to us.

Borrower/Applicant  (official seal)
[seal] Hubei Minkang Pharmaceutical Co., Ltd.

Legal representative (principal) or authorized representative
(Signature /stamp)
[seal] Seal of Gu Shuhua

Application date: May 5, 2011

Approved: Issue the loan within three bank working days from the execution date in accordance with the above conditions.

Bank (official stamp)
Principal or authorized representative
(Signature /stamp)
[seal] Seal of Ye Fenggao
Execution date: May 5, 2011

Note: This Application Letter shall be executed in two sets with the Borrower/Applicant and the Bank each holding one copy.

Translator’s Declaration: Refer to the title page of this 18 page document “Cash Flow Loan Contract”